Exhibit 10.10

AMENDMENT NO. 1

to

INVESTMENT AGREEMENT

This Amendment (this “Amendment”) dated September 21, 2012 to the Investment Agreement (the “Agreement”) dated May 3, 2012, is by and between WashingtonFirst Bankshares, Inc. (“WFBI”), a corporation organized and existing under the laws of the Commonwealth of Virginia, and Endicott Opportunity Partners III, L.P., a limited partnership organized under the laws of the State of Delaware (“Endicott”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, WFBI and Endicott have heretofore entered into the Agreement, which provides for, among other things, the issuance and sale by WFBI to Endicott, and the purchase by Endicott from the Company, of shares of WFBI’s Common Stock and Non-Voting Stock, upon the terms and conditions set forth therein; and

WHEREAS, WFBI and Endicott desire to amend the Agreement in accordance with Section 7.3 thereof as provided below;

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WFBI and Endicott hereby agree as follows:

1. Amendment of Agreement.

(a) The Agreement is hereby amended by deleting Exhibit A thereto in its entirety and replacing it with Exhibit A attached to this Amendment.

2. References. Each reference in the Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

3. Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended and or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

4. Governing Law. This Amendment shall be governed in all respects by the laws of the State of New York without regard to the choice of laws provisions thereof.

5. Counterparts. This Amendment may be executed in two or more counterparts which together shall constitute a single agreement.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first written above.

WASHINGTONFIRST BANKSHARES, INC.

By:	/s/ Shaza L. Andersen
	Name:	Shaza L. Andersen
	Title:	Chief Executive Officer

ENDICOTT OPPORTUNITY PARTNERS III, L.P.

By:	W. R. Endicott III, L.L.C., its general partner

By:	/s/ Robert I. Usdan
	Name:	Robert I. Usdan
	Title:	Managing Partner

[Signature Page to Amendment No. 1 to Investment Agreement]

Exhibit A

To Amendment No. 1

to Investment Agreement

ARTICLES OF AMENDMENT

To Amend the Articles of Incorporation

of

WASHINGTONFIRST BANKSHARES, INC.

Pursuant to Title 13.1 of the Code of Virginia, the undersigned Virginia bank holding company on this      day of             , 2012, states as follows:

NAME OF THE CORPORATION

The name of the Virginia bank holding company is WashingtonFirst Bankshares, Inc.

AMENDMENT TO ARTICLES OF INCORPORATION

Article 3 of the Articles of Incorporation of WashingtonFirst Bankshares, Inc. (the “Corporation”) shall be and hereby is amended as follows:

1.	Article 3.A is hereby deleted in its entirety and replaced with the following:

“A. In General. The aggregate number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 70,000,000 shares, of which (i) 50,000,000 shares shall be common stock, par value $.01 per share (“Common Stock”), (ii) 10,000,000 shares shall be non-voting common stock, par value $.01 per share (“Non-Voting Common Stock”), and (iii) 10,000,000 shares shall be preferred stock, par value $5.00 per share (“Preferred Stock”). The relative powers, preferences, rights privileges, qualifications limitations and restrictions of the respective classes of capital stock of the Corporation are set forth below in this Article 3.”

2.	Article 3.B(1) is hereby amended by replacing “10,000,000” with “50,000,000”.

3.	The following is hereby inserted at the end of Article 3:

“D. Non-Voting Common Stock.

(1) In General. The Corporation shall be entitled to issue 10,000,000 shares of Non-Voting Common Stock. The Board of Directors of the Corporation is hereby empowered, at any time and from time to time, to issue in whole or in part and in one or more series the undesignated shares of

Non-Voting Common Stock, and to provide for the designations, limitations and relative rights thereof by adoption of Articles of Amendment to these Articles. Except with respect to voting rights as provided in Section D(3) of this Article 3, Non-Voting Common Stock shall have the same preferences, limitations, and relative rights as, and shall be identical in all respects to, the Common Stock; provided, however, that any stock dividend on the Non-Voting Common Stock shall be payable solely in Non-Voting Common Stock. Except as otherwise expressly limited by the Virginia Stock Corporation Act or by these Articles, the authority of the Board of Directors of the Corporation with respect to each series of Non-Voting Common Stock shall include, but not be limited to, the fixing and determination of the following:

(a) the designation of such series and the number of shares to constitute such series; and

(b) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of such class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange.

(2) Subject to Preferred Stock. The Non-Voting Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(3) Voting. Except as required by the Virginia Stock Corporation Act and as cannot be abrogated with the denial of voting rights contained in the articles of incorporation of a Virginia corporation, the Non-Voting Common Stock shall have no right to vote on any matter submitted to a vote of shareholders of the Corporation; provided, however, that so long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not, without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, whether or not such approval is required by Virginia law, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock or (b) enter into any merger, share exchange or business consolidation unless the Non-Voting Common Stock is entitled to receive the same per share consideration in such merger, share exchange or business consolidation as the Common Stock.

(4) Anti-Dilution. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the Non-Voting Common Stock will, concurrently with the effectiveness of such event, be proportionately split, reclassified, combined, consolidated, reverse-split or otherwise, as appropriate, such that the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately following such event shall bear the same relationship to each other as did the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately prior to such event.

(5) Non-Voting Common Stock, Series A. There is hereby created out of the authorized and unissued shares of Non-Voting Common Stock of the Corporation a series of Non-Voting Common Stock designated as the “Non-Voting Common Stock, Series A” (the “Non-Voting Common Stock, Series A”).

(a) The authorized number of shares of Non-Voting Common Stock, Series A shall be 1,000,000. This Article 3.D.(5) constitutes the Certificate of Designations for the Non-Voting Common Stock, Series A (the “Non-Voting Common Stock, Series A Certificate of Designations”).

(b) Subject to the other provisions of the Non-Voting Common Stock, Series A Certificate of Designation, any holder of shares of Non-Voting Common Stock, Series A may convert any number of shares of Non-Voting Common Stock, Series A into an equal number of shares of Common Stock at the option of the holder; provided, however, that no share of Non-Voting Common Stock, Series A will be convertible in the hands of or at the election of the initial purchaser of such share of Non-Voting Common Stock, Series A from the Corporation (the “Initial Holder”), or any affiliate of such Initial Holder at any time; provided, further, that each share of Non-Voting Common Stock, Series A will be convertible by a transferee from the Initial Holder who is unaffiliated with the Initial Holder in connection with or after a transfer by the Initial Holder to a third party unaffiliated with such Initial Holder if the transfer complies with the following limitations: (i) the transfer is part of a widely distributed public offering of Common Stock; (ii) the transfer is part of an offering that is not a widely distributed public offering of Common Stock but is one in which no one transferee (or group of associated transferees) of the Non-Voting Common Stock, Series A acquires the rights to purchase in excess of two percent (2%) of the voting securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iii) the transfer is part of a transfer of Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (iv) the transfer is part of a transaction approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or if the Federal Reserve is not the relevant regulatory authority, any other regulatory authority having jurisdiction. In order to transfer such shares of Non-Voting Common Stock, Series A to permit conversion of such shares under the preceding clauses (i) - (iv), a transferee of such shares must submit to the Corporation documentation reasonably satisfactory to the Corporation that such transfer and conversion satisfies the requirements of this Section (b). Notwithstanding the foregoing, the Initial Holder may at any time transfer the shares of Non-Voting Common Stock, Series A to an affiliate of the Initial Holder, or to the Corporation.

(c) Upon presentation and surrender for cancellation of the certificate representing shares of Non-Voting Common Stock, Series A in respect of which a conversion election has been made in accordance with the previous paragraph, the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Common Stock. The Corporation shall from time to time reserve for issuance the number of shares of Common Stock into which all outstanding shares of Non-Voting Common Stock, Series A may be converted. The conversion rights provided for in this section shall be subject to the additional limitations contained in section (d) of the Non-Voting Common Stock, Series A Certificate of Designations.

(d) No share of Non-Voting Common Stock, Series A shall be converted into Common Stock if, as a result of such conversion, the holder of such share of Common Stock would (or would be deemed to), directly or indirectly, own, control or have power to vote more than 9.9% of any class of the Corporation’s voting securities. If the Board of Directors of the Corporation determines in good faith, which determination shall be final and binding:

(i) prior to the issuance of shares of Common Stock on conversion of Non-Voting Common Stock, Series A that the issuance of such shares of Common Stock would result in a violation of the ownership limitation contained in this Section (d) of the Non-Voting Common Stock, Series A Certificate of Designations, the Board of Directors shall be entitled to refuse to issue on such conversion the shares of Common Stock that would cause the violation of such ownership limitation; and

(ii) after the issuance of shares of Common Stock on conversion of Non-Voting Common Stock, Series A that the issuance of such shares of Common Stock has resulted in a violation of the ownership limitation contained in this Section (d) of the Non-Voting Common Stock, Series A Certificate of Designations, the Board of Directors of the Corporation shall rescind such conversion to the extent it caused such violation, cancel the shares of Common Stock issued on conversion that caused such violation and re-issue in respect of such canceled shares of Common Stock the shares of Non-Voting Common Stock, Series A that were canceled on conversion.

(e) At least 15 calendar days before the record date for the annual meeting of holders of Common Stock, the Corporation shall provide to holders of Non-Voting Common Stock, Series A the total number of shares of the Corporation’s voting securities issued and outstanding as of a recent date.

(f) Upon the issuance of the shares of Common Stock converted in accordance with the Non-Voting Common Stock, Series A Certificate of Designations, such shares shall be deemed to be duly authorized, validly issued, fully paid and nonassessable, and shall be free and clear of all liens, claims, security interests, charges and other encumbrances other than restrictions on transfer arising under federal and state securities laws. When shares of Non-Voting Common Stock, Series A have been converted in accordance with the Non-Voting Common Stock, Series A Certificate of Designations, they shall be canceled and become authorized but unissued shares of Non-Voting Common Stock, undesignated as to series.

(g) The issuance of shares of Common Stock upon conversion of shares of Non-Voting Common Stock, Series A shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance of shares of Common Stock to a person other than the holder who surrendered the shares of Non-Voting Common Stock, Series A for conversion.

(h) The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock, Series A such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock, Series A; provided, however, that if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, Series A, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(i) As used in this Section (c) of this Non-Voting Common Stock, Series A, the following terms shall have the meaning ascribed to them below:

“affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“person” means an individual, corporation, estate, trust, association, company, partnership or similar organization.

“transfer” means any sale, transfer, assignment, conveyance, pledge, short sale or other disposition, direct or indirect change of control of the holder, or the issuance of any option or interest similar to an option to sell, transfer, assign, convey, pledge, or otherwise dispose.

APPROVAL OF AMENDMENT

The foregoing Amendment to the Articles of Incorporation was duly approved by the Board of Directors on                     , 2012. The foregoing Amendment to the Articles of Incorporation was proposed by the Board of Directors of the Corporation and submitted to the shareholders of the Corporation in accordance with the Virginia Stock Corporation Act for a vote on                     , 2012. There were                      shares of the Corporation’s common stock entitled to vote at the meeting and                      of such shares were cast in favor of the Amendment and                      of such shares were cast against the Amendment, which vote was sufficient for approval of the Amendment.

[Signature Page Immediately Follows]

I am an officer of the Corporation and I have executed these Articles of Amendment on the Corporation’s as of the date first written above.

WASHINGTONFIRST BANKSHARES, INC.

Shaza L. Andersen
Chief Executive Officer